                                                                 Exhibit (c)(5)



                                 MORTON'S RESTAURANT GROUP

               PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

                                    FEBRUARY 19, 2002



                                       Greenhill

TABLE OF CONTENTS

Section I               Process Summary

Section II              Recent Financial Performance

Section III             Valuation Analysis

Section IV              Conclusions and Observations

Appendix

-----------------------------------------------------------------------------
                            SECTION I:  PROCESS SUMMARY
-----------------------------------------------------------------------------

OVERVIEW OF THE PROCESS TO DATE


  - Morton's retained Greenhill in March 2001 to advise the Company on strategic alternatives following disclosure in February 2001 by BFMA that it had accumulated a 9.3% stake in the Company and was considering alternatives with respect to its position.

  - Following an unsolicited offer by BFMA on May 1, 2001 to acquire all of the outstanding shares of Morton's, the Company announced on May 8, 2001 that it was evaluating the full range of strategic alternatives, including a potential sale.

  - Greenhill and the Company conducted a thorough assessment of potential strategic alternatives, which ultimately resulted in a process designed to explore a sale of the Company.

  - From June 2001 through September 2001, Greenhill, on behalf of the Company, held preliminary discussions with 25 potential strategic and financial partners. Four parties (Bruckman, Rosser, Sherrill & Co., Inc.; Castle Harlan, Inc.; Investcorp S.A.; and Triarc Companies, Inc.) eventually signed confidentiality agreements and conducted preliminary due diligence.

  - The interested parties were invited to submit preliminary indications of interest to Greenhill by October 25, 2001. Three were received (Castle Harlan, Investcorp, and Triarc). Based on these indications of interest, Castle Harlan and Triarc were invited to proceed with further due diligence and to meet with the management of Morton's.

  - Greenhill invited the two parties to submit firm and binding proposals by December 5, 2001. However, the weakened economy and the events of September 11 had significant impacts on the Company's performance in the 3rd quarter and into the 4th quarter. Triarc opted not to make a bid. Castle Harlan stated its continued interest in the Company and its desire to review 2001 full year financial statements before making a final bid.

  - In January 2002, Greenhill received additional inquiries from DB Capital, Dolphin Partners and GKH Partners. DB Capital and GKH Partners subsequently signed confidentiality agreements. DB Capital did not proceed with due diligence due to a conflict.

  - Greenhill invited Castle Harlan and GKH to submit firm and binding proposals by February 15, 2002. A final proposal was received only from Castle Harlan.

  - The pages that follow provide additional detail on each phase of the process.

UNIVERSE OF POTENTIAL BUYERS


          POTENTIAL STRATEGIC BUYERS                       POTENTIAL FINANCIAL BUYERS
------------------------------------------------    -----------------------------------------
Chart House Enterprises, Inc.                        Apax Partners, Inc. (1)
McDonald's Corporation                               Bain Capital, Inc.
O'Charley's, Inc.                                    BFMA Holding Corporation (1)
The Smith & Wollensky Restaurant Group, Inc. (1)     Bruckman Rosser Sherrill & Co. (2)
Triarc Companies, Inc. (2)                           Castle Harlan, Inc. (2)
                                                     Charterhouse Group International, Inc.
                                                     Citicorp Venture Capital
                                                     Clayton, Dubilier & Rice, Inc.
                                                     DB Capital Partners (1)
                                                     Dilmun Investments, Inc.
                                                     Dolphin Partners (1)
                                                     Fenway Partners, Inc.
                                                     Fremont Partners (1)
                                                     GKH Partners, L.P. (2)
                                                     Hicks, Muse, Tate & Furst
                                                     Investcorp S.A. (2)
                                                     Madison Dearborn Partners, Inc.
                                                     Ripplewood Holdings L.L.C.
                                                     Saunders Karp & Megrue L.P.
                                                     Thomas H. Lee Company
                                                     Vestar Capital Partners
                                                     Warburg Pincus L.L.C.

Notes:
----------------------
(1) Originally expressed interest.
(2) Signed confidentiality agreements and conducted preliminary due diligence.




-----------------------------------------------------------------------------
  TWENTY-SEVEN POTENTIAL BUYERS WERE CONTACTED BY, OR EXPRESSED INTEREST TO,
    GREENHILL. FIVE PARTIES SIGNED CONFIDENTIALITY AGREEMENTS AND CONDUCTED
                           PRELIMINARY DUE DILIGENCE.
-----------------------------------------------------------------------------

PRELIMINARY INDICATIONS OF INTEREST

  -  CASTLE HARLAN, INC.

       - Indicated a range of interest between $15.00 to $18.00 per share, payable in cash

       - Noted that closing would be contingent upon successful debt financing

       -   Has substantial knowledge of Morton's
           and the restaurant industry

       -   Knowledge of Morton's mitigates due
           diligence risk

  -  INVESTCORP S.A.

       - Indicated a range of interest between $11.00 to $13.00 per share, payable in cash

       - Orally indicated 50% equity financing, which would mitigate financing risk

       - Performed the most due diligence and had very specific information requests

       -   Lower valuation raised
           questions regarding ability to proceed in the process

  -  TRIARC COMPANIES, INC.

       -   Indicated an interest of $17.00 per share, payable in cash

       - Cash and marketable securities on its balance sheet would mitigate financing risk

       - Has knowledge of the restaurant industry through Arby's, its main subsidiary

       -   As a strategic player, would be
           expected to have the most significant potential synergies


-----------------------------------------------------------------------------
    PRELIMINARY INDICATIONS OF INTEREST WERE RECEIVED FROM CASTLE HARLAN,
     INVESTCORP, AND TRIARC. CASTLE HARLAN AND TRIARC WERE INVITED TO
                       MOVE FORWARD IN THE PROCESS.
-----------------------------------------------------------------------------

FIRM AND BINDING PROPOSALS

  - First Request was made on November 26, 2001 for proposals to be received by December 5, 2001.

       - Triarc indicated that it would not be submitting a final proposal.

       - Castle Harlan indicated that it was interested in making a final offer for the Company after having the opportunity to review the full year 2001 financial statements.

  - Castle Harlan, Triarc and Investcorp were contacted in early January alerting them with regard to an extended process.

       -   Additional parties, including GKH Partners, DB Capital
           Partners and Dolphin Partners, expressed interest.

       - Only GKH Partners and DB Capital Partners signed confidentiality agreements.

  - Second Request was made on February 7, 2002 for proposals to be received by February 15, 2002.

       - GKH Partners indicated on February 14, 2002 that it would not be submitting a proposal.

       - Castle Harlan submitted a proposal on February 15, 2002 with the following items:

            -  Offer price of $12.00 per share payable in cash

            - Financing through amendments to existing credit facility, with minimum net debt reduction of $10 million and minimum of 40% equity capital

            - 45-day exclusivity period for confirmatory due diligence and signing of definitive transaction agreements

            -  Continued participation of existing management team

            - Desire to move quickly, with closing anticipated by mid-July 2002

-----------------------------------------------------------------------------
THE FIRST REQUEST FOR FIRM AND BINDING PROPOSALS YIELDED NO OFFERS, ALTHOUGH
   CASTLE HARLAN INDICATED CONTINUED INTEREST. ULTIMATELY, A PROPOSAL WAS
                         RECEIVED FROM CASTLE HARLAN.
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                   SECTION II:  RECENT FINANCIAL PERFORMANCE
-----------------------------------------------------------------------------

ONE YEAR MORTON'S PRICE AND VOLUME GRAPH


                               [Graphic Omitted]

[The following table was depicted as a line graph for prices and a bar chart for volume in the printed materials.

The following dates and facts were noted on the graph:

 o  5/1/01 - BFMA announces a $28.25 all-cash offer;

 o  6/13/01 - MRG announces that it expects a loss for 2Q 2001;

 o  9/17/01 - Trading resumes after 9/11 attacks;

 o  10/23/01 - MRG announces 3Q loss;

 o  12/10/01 - MRG announces that it expects a 4Q loss; and

 o 1/7/02 - MRG announces that it is below the NYSE continued listing standards.]




            --------------------------------------------
            DATE           VOLUME        LAST TRADE
            --------------------------------------------
            2/15/01                3,500         $23.50
            2/16/01                5,500         $23.40
            2/20/01                8,100         $23.25
            2/21/01                8,600         $22.50
            2/22/01                1,800         $22.25
            2/23/01                2,200         $22.00
            2/26/01                8,900         $22.05
            2/27/01               82,700         $23.51
            2/28/01                2,100         $23.46
            3/1/01                 6,400         $23.40
            3/2/01                 5,400         $23.55
            3/5/01                 4,400         $23.50
            3/6/01                   700         $23.50
            3/7/01                 5,300         $23.80
            3/8/01                   400         $23.75
            3/9/01                 6,600         $23.30
            3/12/01                8,300         $22.94
            3/13/01               14,500         $22.50
            3/14/01                3,500         $22.00
            3/15/01                2,500         $22.10
            3/16/01                  100         $22.10
            3/19/01                2,900         $22.10
            3/20/01                3,700         $21.80
            3/21/01                2,400         $21.58
            3/22/01               11,900         $20.75
            3/23/01               24,300         $20.90
            3/26/01                1,000         $20.80
            3/27/01               32,400         $20.72
            3/28/01               48,100         $20.05
            3/29/01               55,800         $20.07
            3/30/01               36,000         $19.70
            4/2/01               294,000         $20.00
            4/3/01                 9,300         $20.60
            4/4/01                 1,100         $20.55
            4/5/01                 2,200         $20.70
            4/6/01                16,800         $20.90
            4/9/01                 6,800         $20.81
            4/10/01               24,500         $20.99
            4/11/01               12,500         $21.20
            4/12/01                8,000         $21.35
            4/16/01                3,500         $21.05
            4/17/01               14,000         $21.25
            4/18/01               13,400         $21.26
            4/19/01                7,700         $21.32
            4/20/01                1,300         $21.40
            4/23/01               26,400         $21.26
            4/24/01                9,000         $21.26
            4/25/01                2,000         $21.50
            4/26/01               19,000         $22.20
            4/27/01               13,500         $23.05
            4/30/01               26,600         $23.91
            5/1/01                45,200         $27.30
            5/2/01                64,800         $27.62
            5/3/01               109,800         $27.40
            5/4/01                42,800         $27.00
            5/7/01                25,400         $25.80
            5/8/01               108,200         $25.75
            5/9/01                55,300         $26.50
            5/10/01               88,100         $26.10
            5/11/01               48,700         $25.25
            5/14/01               36,400         $25.25
            5/15/01               15,400         $24.15
            5/16/01               11,600         $24.60
            5/17/01                5,000         $24.75
            5/18/01               12,800         $25.10
            5/21/01               80,500         $26.50
            5/22/01                6,100         $26.21
            5/23/01               20,500         $26.14
            5/24/01               40,200         $26.05
            5/25/01               17,200         $26.15
            5/29/01               88,500         $26.30
            5/30/01                3,100         $26.10
            5/31/01               41,400         $25.78
            6/1/01                61,300         $25.68
            6/4/01                29,600         $25.60
            6/5/01                 9,100         $25.68
            6/6/01                18,200         $25.50
            6/7/01                 2,800         $25.51
            6/8/01                16,600         $25.65
            6/11/01                2,100         $25.58
            6/12/01                1,200         $25.50
            6/13/01              129,700         $22.74
            6/14/01              101,000         $20.65
            6/15/01               19,200         $21.36
            6/18/01               32,100         $21.00
            6/19/01               42,000         $20.20
            6/20/01               50,300         $19.15
            6/21/01              154,300         $19.20
            6/22/01                2,600         $19.40
            6/25/01               23,900         $19.60
            6/26/01               18,900         $19.40
            6/27/01               19,500         $19.50
            6/28/01               19,800         $19.60
            6/29/01               10,500         $19.74
            7/2/01                16,200         $19.70
            7/3/01                 5,300         $19.70
            7/5/01                 1,900         $19.72
            7/6/01                   500         $19.85
            7/9/01                36,200         $20.00
            7/10/01                3,400         $19.89
            7/11/01               15,700         $19.70
            7/12/01                3,100         $19.73
            7/13/01                4,800         $19.78
            7/16/01               23,800         $19.50
            7/17/01                  700         $19.60
            7/18/01                6,500         $19.00
            7/19/01               51,600         $16.60
            7/20/01               10,900         $16.90
            7/23/01                3,500         $17.26
            7/24/01                3,600         $17.54
            7/25/01                8,000         $18.00
            7/26/01               26,900         $18.20
            7/27/01                1,900         $18.20
            7/30/01               39,100         $17.95
            7/31/01               16,000         $17.44
            8/1/01                 6,500         $16.85
            8/2/01                   700         $16.82
            8/3/01                 2,100         $16.80
            8/6/01                48,000         $15.60
            8/7/01                15,900         $15.19
            8/8/01                15,200         $14.94
            8/9/01                26,100         $14.64
            8/10/01               18,700         $14.65
            8/13/01               30,500         $14.42
            8/14/01               50,300         $15.55
            8/15/01               14,800         $16.00
            8/16/01                  300         $16.00
            8/17/01               30,800         $16.10
            8/20/01                1,200         $16.17
            8/21/01                1,100         $16.26
            8/22/01               35,200         $15.90
            8/24/01               17,900         $16.20
            8/27/01                2,700         $16.08
            8/28/01               13,000         $15.98
            8/29/01                6,700         $15.99
            8/30/01               20,000         $15.75
            8/31/01                  300         $15.75
            9/4/01                 8,400         $15.25
            9/5/01                11,200         $14.50
            9/6/01                83,800         $13.67
            9/7/01                 4,200         $13.25
            9/10/01               10,500         $12.44
            9/17/01               24,900         $12.40
            9/18/01                4,000         $12.10
            9/19/01               29,900         $10.81
            9/20/01                7,300         $10.00
            9/21/01               38,100          $9.00
            9/24/01               37,200          $8.50
            9/25/01               42,900          $8.00
            9/26/01               78,400          $8.00
            9/27/01               16,100          $7.68
            9/28/01               67,000          $8.74
            10/1/01               40,300          $8.61
            10/2/01               25,300          $9.90
            10/3/01               18,900         $10.18
            10/4/01               23,200          $9.11
            10/5/01               15,300          $9.20
            10/8/01                2,500          $9.20
            10/9/01               27,500          $8.98
            10/10/01              16,500          $9.23
            10/11/01              17,100          $9.00
            10/12/01               8,200          $9.00
            10/15/01              15,500          $9.05
            10/16/01              14,000          $9.09
            10/17/01               8,100          $9.20
            10/18/01               3,000          $9.19
            10/19/01               6,700          $9.15
            10/22/01               3,000          $9.15
            10/23/01               1,900          $9.34
            10/24/01              19,800          $9.90
            10/25/01              19,300         $10.24
            10/26/01              26,200         $10.39
            10/29/01               5,300         $10.09
            10/30/01              15,500         $10.30
            10/31/01              22,700         $11.27
            11/1/01               36,100         $11.90
            11/2/01               20,700         $12.40
            11/5/01               12,000         $12.56
            11/6/01               12,800         $12.60
            11/7/01               34,800         $11.98
            11/8/01                2,900         $12.10
            11/9/01               45,200         $11.96
            11/12/01               5,500         $12.17
            11/13/01               9,300         $12.19
            11/14/01               2,300         $12.10
            11/15/01               1,000         $12.15
            11/16/01              14,000         $12.40
            11/19/01               9,600         $12.50
            11/20/01              13,500         $13.25
            11/21/01               5,000         $13.36
            11/23/01               2,400         $13.51
            11/26/01              26,300         $13.56
            11/27/01              11,000         $13.20
            11/28/01               9,500         $12.98
            11/29/01               8,000         $13.00
            11/30/01               8,000         $13.35
            12/3/01                9,100         $13.10
            12/4/01               65,000         $12.00
            12/5/01               13,500         $11.65
            12/6/01               16,700         $11.70
            12/7/01                9,700         $11.90
            12/10/01              33,000         $11.75
            12/11/01             142,400         $10.00
            12/12/01              76,100         $10.11
            12/13/01              56,300         $10.15
            12/14/01              79,100         $10.48
            12/17/01              80,300         $11.05
            12/18/01              20,100         $11.16
            12/19/01              10,000         $10.86
            12/20/01              12,700         $10.71
            12/21/01              17,500         $10.74
            12/24/01               7,500         $10.76
            12/26/01              17,000         $10.67
            12/27/01              98,800         $10.55
            12/28/01              65,100         $11.30
            12/31/01             118,900         $11.45
            1/2/02                   300         $11.53
            1/3/02                69,700         $12.25
            1/4/02                 8,900         $12.40
            1/7/02                55,200         $11.25
            1/8/02                 4,600         $11.18
            1/9/02                 1,000         $11.00
            1/10/02               15,700         $10.75
            1/11/02               25,800         $10.82
            1/14/02                7,200         $10.79
            1/15/02               14,900         $10.79
            1/16/02                4,000         $10.61
            1/17/02               69,100         $10.40
            1/18/02               21,600         $10.20
            1/22/02               31,300         $10.08
            1/23/02               15,000          $9.75
            1/24/02               12,200          $9.68
            1/25/02                5,600          $9.64
            1/28/02               25,800          $9.25
            1/29/02                7,000          $8.80
            1/30/02                9,000          $8.92
            1/31/02                2,100          $9.04
            2/1/02                19,500          $8.95
            2/4/02                13,700          $8.35
            2/5/02                12,500          $8.30
            2/6/02                81,500          $7.40
            2/7/02                34,100          $7.58
            2/8/02                17,100          $7.49
            2/11/02               57,800          $7.39
            2/12/02               18,500          $7.38
            2/13/02               48,500          $6.90
            2/14/02              102,700          $6.60
            2/15/02               19,400          $6.95

ONE YEAR INDEXED PRICE GRAPH OF MORTON'S V. RESTAURANT SECTORS


                               [Graphic Omitted]

[The following table was depicted as a line graph in the printed materials.]




            ------------------------------------------------------------------------------------
                          MORTON'S RESTAURANT        CASUAL DINING            STEAKHOUSE
            DATE                 GROUP                  INDEX(1)                INDEX(2)
            ------------------------------------------------------------------------------------
                2/15/01                  100.00                  100.00                  100.00
                2/16/01                   99.57                  100.00                  100.54
                2/19/01                   99.57                  100.00                  100.54
                2/20/01                   98.94                  100.00                  102.69
                2/21/01                   95.74                  100.00                   98.92
                2/22/01                   94.68                  100.00                   95.70
                2/23/01                   93.62                   96.97                  100.00
                2/26/01                   93.83                  100.00                  101.61
                2/27/01                  100.04                   96.97                   98.92
                2/28/01                   99.83                   96.97                   98.92
                 3/1/01                   99.57                   96.97                  101.08
                 3/2/01                  100.21                   96.97                  100.54
                 3/5/01                  100.00                   96.97                   98.92
                 3/6/01                  100.00                   96.97                   97.85
                 3/7/01                  101.28                  100.00                   98.39
                 3/8/01                  101.06                  100.00                   97.85
                 3/9/01                   99.15                  100.00                   97.85
                3/12/01                   97.62                  100.00                   98.92
                3/13/01                   95.74                  100.00                   99.46
                3/14/01                   93.62                   96.97                   95.70
                3/15/01                   94.04                   93.94                   90.86
                3/16/01                   94.04                   93.94                   89.25
                3/19/01                   94.04                   96.97                   92.47
                3/20/01                   92.77                   93.94                   91.94
                3/21/01                   91.83                   93.94                   89.25
                3/22/01                   88.30                   93.94                   84.41
                3/23/01                   88.94                   96.97                   84.41
                3/26/01                   88.51                   96.97                   82.26
                3/27/01                   88.17                   96.97                   89.25
                3/28/01                   85.32                   96.97                   87.10
                3/29/01                   85.40                  100.00                   89.78
                3/30/01                   83.83                  100.00                   90.86
                 4/2/01                   85.11                  100.00                   89.25
                 4/3/01                   87.66                   96.97                   87.10
                 4/4/01                   87.45                   96.97                   86.02
                 4/5/01                   88.09                  100.00                   90.86
                 4/6/01                   88.94                   96.97                   86.56
                 4/9/01                   88.55                   96.97                   86.56
                4/10/01                   89.32                  100.00                   89.78
                4/11/01                   90.21                  100.00                   88.71
                4/12/01                   90.85                  100.00                   89.25
                4/13/01                   90.85                  100.00                   89.25
                4/16/01                   89.57                  100.00                   92.47
                4/17/01                   90.43                  100.00                   90.86
                4/18/01                   90.47                  103.03                   91.40
                4/19/01                   90.72                  103.03                   91.94
                4/20/01                   91.06                  103.03                   93.01
                4/23/01                   90.47                  103.03                   93.01
                4/24/01                   90.47                  103.03                   96.77
                4/25/01                   91.49                  103.03                   97.85
                4/26/01                   94.47                  106.06                  103.23
                4/27/01                   98.09                  106.06                  104.30
                4/30/01                  101.74                  106.06                  105.38
                 5/1/01                  116.17                  109.09                  103.23
                 5/2/01                  117.53                  109.09                  103.76
                 5/3/01                  116.60                  106.06                  102.69
                 5/4/01                  114.89                  109.09                  103.23
                 5/7/01                  109.79                  109.09                  103.76
                 5/8/01                  109.57                  109.09                  103.23
                 5/9/01                  112.77                  109.09                  101.61
                5/10/01                  111.06                  109.09                  102.15
                5/11/01                  107.45                  106.06                  102.69
                5/14/01                  107.45                  106.06                  103.23
                5/15/01                  102.77                  109.09                  104.84
                5/16/01                  104.68                  109.09                  107.53
                5/17/01                  105.32                  109.09                  108.06
                5/18/01                  106.81                  106.06                  106.45
                5/21/01                  112.77                  109.09                  108.60
                5/22/01                  111.53                  109.09                  109.14
                5/23/01                  111.23                  106.06                  107.53
                5/24/01                  110.85                  106.06                  107.53
                5/25/01                  111.28                  109.09                  107.53
                5/28/01                  111.28                  109.09                  107.53
                5/29/01                  111.91                  106.06                  106.99
                5/30/01                  111.06                  106.06                  105.91
                5/31/01                  109.70                  103.03                   97.85
                 6/1/01                  109.28                  103.03                   99.46
                 6/4/01                  108.94                  103.03                  100.00
                 6/5/01                  109.28                   96.97                   98.39
                 6/6/01                  108.51                   96.97                   93.01
                 6/7/01                  108.55                   96.97                   93.55
                 6/8/01                  109.15                  100.00                   94.09
                6/11/01                  108.85                  100.00                   93.01
                6/12/01                  108.51                  100.00                   92.47
                6/13/01                   96.77                  100.00                   94.62
                6/14/01                   87.87                  100.00                   94.09
                6/15/01                   90.89                  100.00                   94.62
                6/18/01                   89.36                   96.97                   94.62
                6/19/01                   85.96                   96.97                   94.09
                6/20/01                   81.49                  100.00                   94.62
                6/21/01                   81.70                  103.03                   94.09
                6/22/01                   82.55                  100.00                   94.62
                6/25/01                   83.40                  100.00                   93.01
                6/26/01                   82.55                  103.03                   91.40
                6/27/01                   82.98                  103.03                   90.32
                6/28/01                   83.40                  106.06                   93.01
                6/29/01                   84.00                  109.09                   95.16
                 7/2/01                   83.83                  109.09                   92.47
                 7/3/01                   83.83                  109.09                   92.47
                 7/4/01                   83.83                  109.09                   92.47
                 7/5/01                   83.91                  109.09                   91.40
                 7/6/01                   84.47                  106.06                   89.78
                 7/9/01                   85.11                  106.06                   91.40
                7/10/01                   84.64                  106.06                   91.94
                7/11/01                   83.83                  106.06                   91.94
                7/12/01                   83.96                  109.09                   94.09
                7/13/01                   84.17                  112.12                   94.09
                7/16/01                   82.98                  115.15                   95.70
                7/17/01                   83.40                  115.15                   95.70
                7/18/01                   80.85                  115.15                   94.62
                7/19/01                   70.64                  115.15                   95.70
                7/20/01                   71.91                  118.18                   95.70
                7/23/01                   73.45                  118.18                   95.16
                7/24/01                   74.64                  118.18                   94.62
                7/25/01                   76.60                  118.18                   94.62
                7/26/01                   77.45                  115.15                   93.01
                7/27/01                   77.45                  115.15                   90.86
                7/30/01                   76.38                  115.15                   91.40
                7/31/01                   74.21                  115.15                   90.86
                 8/1/01                   71.70                  115.15                   91.40
                 8/2/01                   71.57                  118.18                   90.32
                 8/3/01                   71.49                  118.18                   90.86
                 8/6/01                   66.38                  118.18                   90.32
                 8/7/01                   64.64                  112.12                   90.32
                 8/8/01                   63.57                  112.12                   88.71
                 8/9/01                   62.30                  112.12                   88.17
                8/10/01                   62.34                  112.12                   87.63
                8/13/01                   61.36                  112.12                   88.71
                8/14/01                   66.17                  112.12                   89.78
                8/15/01                   68.09                  112.12                   90.32
                8/16/01                   68.09                  115.15                   91.40
                8/17/01                   68.51                  115.15                   91.94
                8/20/01                   68.81                  118.18                   92.47
                8/21/01                   69.19                  118.18                   91.94
                8/22/01                   67.66                  118.18                   90.86
                8/23/01                   67.66                  118.18                   91.94
                8/24/01                   68.94                  118.18                   91.94
                8/27/01                   68.43                  118.18                   91.40
                8/28/01                   68.00                  118.18                   90.86
                8/29/01                   68.04                  118.18                   91.94
                8/30/01                   67.02                  118.18                   91.94
                8/31/01                   67.02                  118.18                   93.01
                 9/3/01                   67.02                  118.18                   93.01
                 9/4/01                   64.89                  118.18                   92.47
                 9/5/01                   61.70                  118.18                   92.47
                 9/6/01                   58.17                  115.15                   90.86
                 9/7/01                   56.38                  112.12                   89.78
                9/10/01                   52.94                  112.12                   88.17
                9/11/01                   52.94                  112.12                   88.17
                9/12/01                   52.94                  112.12                   88.17
                9/13/01                   52.94                  112.12                   88.17
                9/14/01                   52.94                  112.12                   88.17
                9/17/01                   52.77                  103.03                   80.11
                9/18/01                   51.49                  103.03                   79.03
                9/19/01                   46.00                  100.00                   75.81
                9/20/01                   42.55                   96.97                   74.73
                9/21/01                   38.30                   96.97                   72.58
                9/24/01                   36.17                  103.03                   77.96
                9/25/01                   34.04                  103.03                   76.88
                9/26/01                   34.04                  100.00                   76.34
                9/27/01                   32.68                   96.97                   73.66
                9/28/01                   37.19                  103.03                   75.27
                10/1/01                   36.64                  103.03                   72.58
                10/2/01                   42.13                  103.03                   73.12
                10/3/01                   43.32                  109.09                   76.88
                10/4/01                   38.77                  109.09                   76.88
                10/5/01                   39.15                  109.09                   80.65
                10/8/01                   39.15                  106.06                   79.03
                10/9/01                   38.21                  106.06                   77.96
               10/10/01                   39.28                  109.09                   80.11
               10/11/01                   38.30                  112.12                   84.41
               10/12/01                   38.30                  109.09                   83.87
               10/15/01                   38.51                  109.09                   85.48
               10/16/01                   38.68                  112.12                   86.56
               10/17/01                   39.15                  109.09                   86.02
               10/18/01                   39.11                  112.12                   84.41
               10/19/01                   38.94                  115.15                   84.41
               10/22/01                   38.94                  115.15                   86.56
               10/23/01                   39.74                  115.15                   85.48
               10/24/01                   42.13                  115.15                   86.56
               10/25/01                   43.57                  115.15                   84.95
               10/26/01                   44.21                  118.18                   88.17
               10/29/01                   42.94                  115.15                   86.02
               10/30/01                   43.83                  112.12                   86.02
               10/31/01                   47.96                  115.15                   87.10
                11/1/01                   50.64                  118.18                   88.71
                11/2/01                   52.77                  121.21                   89.25
                11/5/01                   53.45                  121.21                   91.40
                11/6/01                   53.62                  121.21                   89.78
                11/7/01                   50.98                  121.21                   88.71
                11/8/01                   51.49                  121.21                   89.78
                11/9/01                   50.89                  118.18                   91.40
               11/12/01                   51.79                  121.21                   92.47
               11/13/01                   51.87                  121.21                   94.09
               11/14/01                   51.49                  124.24                   94.62
               11/15/01                   51.70                  124.24                   95.70
               11/16/01                   52.77                  124.24                   93.01
               11/19/01                   53.19                  124.24                   94.62
               11/20/01                   56.38                  124.24                   94.62
               11/21/01                   56.85                  124.24                   93.01
               11/22/01                   56.85                  124.24                   93.01
               11/23/01                   57.49                  124.24                   94.09
               11/26/01                   57.70                  127.27                   94.09
               11/27/01                   56.17                  124.24                   94.09
               11/28/01                   55.23                  124.24                   92.47
               11/29/01                   55.32                  124.24                   94.09
               11/30/01                   56.81                  124.24                   93.01
                12/3/01                   55.74                  127.27                   93.01
                12/4/01                   51.06                  130.30                   96.77
                12/5/01                   49.57                  136.36                  100.54
                12/6/01                   49.79                  133.33                  100.00
                12/7/01                   50.64                  133.33                   98.39
               12/10/01                   50.00                  133.33                   97.85
               12/11/01                   42.55                  136.36                   98.39
               12/12/01                   43.02                  133.33                   97.85
               12/13/01                   43.19                  133.33                   96.77
               12/14/01                   44.60                  136.36                  100.54
               12/17/01                   47.02                  136.36                  101.61
               12/18/01                   47.47                  136.36                  103.23
               12/19/01                   46.21                  136.36                  102.69
               12/20/01                   45.57                  133.33                  100.00
               12/21/01                   45.70                  136.36                  103.76
               12/24/01                   45.79                  136.36                  103.23
               12/25/01                   45.79                  136.36                  103.23
               12/26/01                   45.40                  139.39                  103.76
               12/27/01                   44.89                  139.39                  103.23
               12/28/01                   48.09                  139.39                  103.23
               12/31/01                   48.72                  136.36                  102.69
                 1/1/02                   48.72                  136.36                  102.69
                 1/2/02                   49.06                  133.33                  103.23
                 1/3/02                   52.13                  136.36                  105.91
                 1/4/02                   52.77                  142.42                  109.14
                 1/7/02                   47.87                  142.42                  109.68
                 1/8/02                   47.57                  145.45                  110.22
                 1/9/02                   46.81                  145.45                  109.68
                1/10/02                   45.74                  145.45                  111.29
                1/11/02                   46.04                  142.42                  110.22
                1/14/02                   45.91                  139.39                  109.68
                1/15/02                   45.91                  142.42                  111.29
                1/16/02                   45.15                  139.39                  111.29
                1/17/02                   44.26                  142.42                  114.52
                1/18/02                   43.40                  145.45                  112.90
                1/21/02                   43.40                  145.45                  112.90
                1/22/02                   42.89                  145.45                  111.29
                1/23/02                   41.49                  148.48                  112.90
                1/24/02                   41.19                  148.48                  112.90
                1/25/02                   41.02                  145.45                  113.44
                1/28/02                   39.36                  148.48                  113.44
                1/29/02                   37.45                  148.48                  116.67
                1/30/02                   37.96                  151.52                  117.74
                1/31/02                   38.47                  154.55                  118.82
                 2/1/02                   38.09                  154.55                  117.20
                 2/4/02                   35.53                  154.55                  116.67
                 2/5/02                   35.32                  154.55                  118.28
                 2/6/02                   31.49                  151.52                  114.52
                 2/7/02                   32.26                  148.48                  111.83
                 2/8/02                   31.87                  148.48                  112.37
                2/11/02                   31.45                  151.52                  112.90
                2/12/02                   31.40                  148.48                  109.14
                2/13/02                   29.36                  151.52                  111.29
                2/14/02                   28.09                  151.52                  112.37
                2/15/02                   29.57                  148.48                  112.37

Notes:
------------------------
(1) The casual dining restaurant sector includes Applebee's International, Brinker International, CBRL Group, The Cheesecake Factory, Darden Restaurants, Landry's Seafood Restaurants, P.F. Chang's China Bistro and Ruby Tuesday.
(2) The steakhouse restaurant sector includes Lone Star Steakhouse & Saloon, Outback Steakhouse, RARE Hospitality International and
         The Smith and Wollensky Restaurant Group.

RECENT FINANCIAL PERFORMANCE

   - The Company's fourth quarter and 2001 full year were negatively impacted by the WTC terrorist attacks and related tragedies of September 11, 2001, the continuing impact of the troubled economy, unfavorable business conditions, corporate spending cutbacks, and reduced business travel.

   - The Morton's of Chicago steakhouse in the Wall Street area was damaged in the September 11th attack; the landlord has terminated the lease. Property insurance claims are in process. To date, $750,000 has been received for business interruption insurance coverage.

   - The Morton's of Chicago steakhouse in Sydney, Australia was closed in January 2002. Recently-imposed restrictions on imports of certain cuts of USDA prime beef from the United States contributed to the decision to close the restaurant.

   -     The Company's actual 2001 EBITDA was $22.9 million.


               ($US in Millions)



                            Financial Performance                            % Variance
                ---------------------------------------------         --------------------------
                2001 Actual (1)    2001 Plan      2000 Actual         2001 Plan      2000 Actual
                ---------------    ---------      -----------         ---------      -----------
Revenues           $237.1          $285.7          $248.4             -17.0%           -4.5%
EBITDA               22.9            36.5            31.9              -37.2%           -28.1%
EBIT                 10.3            23.4            20.8              -56.3%           -50.7%
                ---------------------------------------------         ---------------------------
Net Income (2)       $1.8           $10.8           $10.1              -82.9%           -81.7%
                =============================================         ===========================

E.P.S.              $0.43           $2.35           $2.12              -81.5%           -79.5%


Notes:
----------------------------------------
N.B.  Source:  Morton's Restaurant Group December 2001 Summary Business Report.
(1) 2001 actual figures exclude $1,625,000 in restaurant closing costs and $730,000 in strategic and proxy costs.
(2) Based upon a 30% tax rate applied to pre-tax income excluding extraordinaries.

COMPARABLE RESTAURANT TREND

   - Morton's of Chicago comparable restaurant revenues declined 14.8% for 2001 fourth quarter year-over-year and 10.7% for full year 2001. For January and the first week of February, they were down 10.2% and 12%, respectively.

   - In comparison, its comparable restaurant revenues increased 4.5% and 9.5% for the 2000 fourth quarter year-over-year and 2000 full year, respectively.


                               [Graphic Omitted]


[The following table was depicted in a line graph of quarterly comparable restaurant revenues for Morton's in the printed materials.]

                                          1999                       2000                          2001
                                  Q1    Q2    Q3    Q4      Q1     Q2    Q3     Q4      Q1      Q2      Q3       Q4
Same Store Sales Growth           1.7%  0.7%  7.6%  6.1%    12.3%  9.9%  12.3%  4.5%    (3.3%)  (9.6%)  (16.0%)  (14.8%)


-------------------------
Source:  Morton's Restaurant Group's 10-Qs and Summary Business Reports.

COST SAVINGS PROJECTIONS

   - The Company has implemented various cost reduction programs which it expects will produce EBITDA benefits of approximately $6.8 million on a pro forma full year basis (see highlighted yellow below).

   -   The 2002E figures were used as the base year of the Management Case.


($US in Millions)


                                                          2001A                                                 2002E
                                        -------------------------------------------  ---------------------------------------------
                                                    COST REDUCTION        PRO        COST REDUCTION          2001
                                                       BENEFITS          FORMA          BENEFITS          RUN RATE
                                        2001A         (ONE-TIME)          2001         (ONGOING)         ADJUSTMENTS        2002E
                                        ------      --------------      --------     --------------      -----------     ---------

TOTAL REVENUES                          $237.1           ($0.5)         $236.6            $0.0               $14.5  (2)    $251.1
                                                                                     --------------
Restaurant Cash Contribution (1)          40.1             0.4            40.5             3.9                 2.9  (2)      47.2
                                                                                     --------------
                                                    --------------                   --------------
Overhead Costs                           (17.2)            2.3    (3)    (14.9)            0.6                 0.0          (14.3)
                                                    --------------                   --------------
                                        ------      --------------      --------     --------------      -----------     ----------
EBITDA                                   $22.9            $2.6           $25.6            $4.5                $2.9          $32.9


Notes:
-----------------------
N.B.  Source:  Company exhibit.
(1) Restaurant cash contribution is defined as revenues minus food and beverage costs, operating expenses, and marketing and promotion expenses.
(2) Assumes 0% same store sales growth. Revenue and restaurant cash contribution adjustments reflect new restaurants only.
(3) Includes reductions for MOC Sydney ($352,000), Morton's Bonus and T&E ($1.614 million) and MOC excess legal costs ($326,000).

FINANCIAL SUMMARY



     -  MANAGEMENT CASE



($US in Millions, Except per Share Data)

                             PRO FORMA                                                            CAGR
                      2000      2001      2002E      2003E      2004E      2005E      2006E      '01-'06
                     ------    ------     ------     ------     ------     ------     ------     -------
Revenue              $248.4    $236.6     $251.1     $271.1     $292.8     $316.3     $341.6      7.6%
      % GROWTH          -       -4.7%      6.1%      8.0%        8.0%       8.0%      8.0%

EBITDA                $31.9     $25.6     $32.9      $35.6      $38.4      $41.5      $44.8      11.9%
      % MARGIN       12.8%      10.8%     13.1%      13.1%      13.1%      13.1%      13.1%
      % GROWTH          -      -19.8%     28.7%      8.0%        8.0%       8.0%      8.0%

E.P.S.               $2.12      $0.87     $1.93      $2.29      $2.67      $3.10      $3.56      32.5%
      % GROWTH          -      -58.8%     121.6%     18.6%      16.7%      15.8%      15.1%


     -  ADJUSTED MANAGEMENT CASE



($US in Millions, Except per Share Data)


                               PRO FORMA                                                           CAGR
                      2000       2001      2002E      2003E      2004E      2005E      2006E     '01-'06
                     ------     ------     ------     ------     ------     ------     ------    -------
Revenue              $248.4     $236.6     $245.9     $260.7     $276.3     $292.9     $310.5     5.6%
      % GROWTH          -        -4.7%      3.9%      6.0%        6.0%       6.0%      6.0%

EBITDA                $31.9      $25.6     $29.5      $31.3      $33.2      $35.2      $37.3      7.8%
      % MARGIN       12.8%       10.8%     12.0%      12.0%      12.0%      12.0%      12.0%
      % GROWTH          -       -19.8%     15.5%      6.0%        6.0%       6.0%      6.0%

E.P.S.               $2.12       $0.87     $1.37      $1.57      $1.77      $2.00      $2.25     20.9%
      % GROWTH          -       -58.8%     57.0%      14.6%      13.1%      12.7%      12.4%



Notes:
----------------------------
N.B. Financial information excludes one-time charges and discontinued operations.

-----------------------------------------------------------------------------
                            SECTION III:  VALUATION ANALYSIS
-----------------------------------------------------------------------------

VALUATION SUMMARY

                               [Graphic Omitted]

[The following table was depicted as a horizontal bar chart in the printed materials. A vertical line indicated the current price of $6.95 as of 2/15/02.]

                       -------------------------------------
                        Current Price: $6.95 as of 2/15/02
                       -------------------------------------



                                                  Price Per Share
                                              ----------------------
                                               Low            High
                                              ------         -------
Precedent Transaction Analysis                $10.00         $18.00
DCF Analysis -- Management Case               $18.00         $26.00
DCF Analysis -- Adjusted Management Case      $11.00         $19.00
Comparable Company Analysis                   $ 8.00         $15.00

PRECEDENT TRANSACTION VALUATION

($US in Millions, Except per Share Data)

                                         Morton's
                                        Statistic      Implied         Net        Implied            Implied         Premium to
Valuation Methodology    Multiple Range  (1)(2)    Enterprise Value   Debt(3)   Equity Value    Price per Share(4) Market Price(5)
---------------------    -------------- ---------  ----------------   -------   ------------    ------------------ ---------------
ACTUAL FIGURES
--------------

LTM EBITDA                6.0x  -  9.0x    $22.9    $137.6 - $206.4    $99.9  $37.7  -  $106.5   $9.01  -   $25.46  29.7%  - 266.4%

-----------------------------------------------------------------------------------------------------------------------------------
LTM  P/E                  12.0x - 20.0x    $0.43    121.7  - 136.2      99.9   21.8  -    36.4    5.22  -     8.70  -24.9% -  25.1%
-----------------------------------------------------------------------------------------------------------------------------------

One Week Premium Paid(2)  25.0% - 30.0%    $7.04    136.7  - 138.2      99.9   36.8  -    38.3    8.81  -     9.16  26.7%  -  31.8%

                                                                                     ------------------------------
                                                                                          Mean   $7.68  -   $14.44
                                                                                        Median    8.81  -     9.16
                                                                                          High    9.01  -    25.46
                                                                                           Low    5.22  -     8.70
                                                                                     ------------------------------

PRO FORMA FIGURES
-----------------

LTM EBITDA                6.0x  -  9.0x    $25.6    $153.4 - $230.2    $99.9  $53.6  -  $130.3  $12.81  -   $31.16  84.3%  - 348.3%

-----------------------------------------------------------------------------------------------------------------------------------
LTM  P/E                  12.0x - 20.0x    $0.87    143.6  - 193.0      99.9   43.7  -    93.1   10.46  -    17.43  50.4%  - 150.7%
-----------------------------------------------------------------------------------------------------------------------------------

One Week Premium Paid (2) 25.0% - 30.0%    $7.04    136.7  - 138.2      99.9   36.8  -    38.3    8.81  -     9.16  26.7%  - 31.8%

                                                                                     ------------------------------
                                                                                          Mean  $10.69  -   $19.25
                                                                                        Median   10.46  -    17.43
                                                                                          High   12.81  -    31.16
                                                                                           Low    8.81  -     9.16
                                                                                     ------------------------------
                                                                          -----------------------------------------
                                                                                 Summary Range  $10.00  -   $18.00
                                                                          Premium to Market (5)  43.9%   -  159.0%
                                                                          -----------------------------------------

Notes:
---------------------------------------
(1) Morton's LTM statistics reflect full year actual or pro forma 2001 numbers.
(2) Morton's statistic for the one week premium paid reflects an average of Morton's stock price for the last five trading days (Feb. 11, 2002 through Feb. 15, 2002).
(3) Includes current and long-term portions of capital lease obligations.
(4) Fully diluted shares calculated by using the treasury method and 4.18 million primary shares outstanding.
(5) Based upon Morton's stock price of $6.95 as of February 15, 2002.

PRECEDENT TRANSACTION ANALYSIS


($US Millions)

    Date                                                                                          Equity  Enterprise
 Announced       Target / Acquiror               Target Business Description                      Value     Value
-----------      -----------------               ---------------------------                      -----   -----------
   6/8/01    McCormick &  Schmick/Castle       34 McCormick & Schmick upscale, seafood            $123.5    $123.5
             Harlan and  restaurants
             Bruckmann, Rosser Sherrill
             and Co.

  2/15/01    VICORP Restaurants/               Operates and franchises mid-scale                  $179.6    $171.4
             Investor Group                    family-type restaurants, principally
                                               under the names "Bakers Square" and
                                               "Village Inn"

 11/16/00    Il Fornaio (America)              Operates Italian restaurants and                    $76.6    $ 71.8
             Corporation/ Bruckman,            bakeries in the US
             Rosser, Sherrill & Co.

   6/5/00    Buffets/ Caxton-Iseman            Develops, owns and franchises more                 $592.1    $541.2
             Capital                           than 400 family-style buffet restaurants

  7/19/99    Ruth's Chris Steak                Operates fine dining steakhouse                    $145.2    $177.4
             House/ Madison Dearborn           restaurants (29 company-owned and
             Partners                          29 franchisee-owned) under the
                                               "Ruth's Chris Steak House" name

 12/11/98    Logan's Roadhouse/ CBRL           Owns and franchises roadhouse-style                $178.2    $178.1
             Group                             restaurants

  9/25/98    Domino's Pizza/ Bain              Operates more than 6,200 pizza                     $921.0    $971.0
             Capital                           delivery stores in 64 international
                                               markets

  4/27/98    Romacorp (unit of NPC             Operates and franchises Tony Roma's                $121.5    $121.5
             International)/ Sentinel          Famous For Ribs restaurants
             Capital Partners

   4/3/98    Bertucci's/ NE                    Operates 84 full-service, Italian                  $ 96.5    $104.7
             Restaurant Corp.                  restaurants under the "Bertucci's
                                               Brick Oven Pizzeria" name

 10/21/97    Dairy Queen International/        Franchises more than 6,000 Dairy                   $585.0    $585.0
             Berkshire Hathaway                Queen, Orange Julius, Karmelkorn
                                               and Golden Skillet stores

   8/4/97    Perkins Family Restaurants LP/    Owns, operates and franchises                      $276.0    $276.0
             Restaurant Co.                    family-style restaurants

  4/19/96    Bayport Restaurant                Owns and operates 17 "Crab House                   $ 46.6    $ 73.0
             Group/ Landry's Seafood           Seafood" restaurants in Florida,
             Restaurants                       Georgia and South Carolina



                                                                               Equity Value/  Enterprise Value/     Premium Paid
   Date                                                                         Net Income  Revenues EBITDA EBIT   One   One   One
Announced          Target / Acquiror        Target Business Description            LTM         LTM     LTM   LTM   Day   Week Month
---------          -----------------        ---------------------------        ------------ -------  ------ -----  ----  ---- -----

   6/8/01    McCormick &  Schmick/Castle   34 McCormick & Schmick upscale,          NA         0.76x   6.1x   NA    NM     NM   NM
             Harlan and  restaurants       seafood
             Bruckmann, Rosser Sherrill
             and Co.

  2/15/01    VICORP Restaurants/           Operates and  franchises mid-scale      12.2x       0.46x   4.1x  7.1x  38.6% 32.0% 52.0%
             Investor Group                family-type restaurants, principally
                                           under the names "Bakers Square" and
                                           "Village Inn"

 11/16/00    Il Fornaio (America)          Operates Italian restaurants and        18.8x       0.61x   5.7x  11.2x 28.9% 23.9% 41.2%
             Corporation/ Bruckman,        bakeries in the US
             Rosser, Sherrill & Co.

   6/5/00    Buffets/ Caxton-Iseman        Develops, owns and franchises more      12.7x       0.56x   4.7x  7.6x  14.2% 27.4% 27.4%
             Capital                       than 400 family-style buffet
                                           restaurants

  7/19/99    Ruth's Chris Steak            Operates fine dining steakhouse         16.5x       1.36x   8.2x  11.0x  NM     NM   NM
             House/ Madison Dearborn       restaurants (29 company-owned and
             Partners                      29 franchisee-owned) under the
                                           "Ruth's Chris Steak House" name

 12/11/98    Logan's Roadhouse/ CBRL       Owns and franchises roadhouse-style     21.2x       1.97x   10.7x 14.8x 13.9% 10.3% 32.4%
             Group                         restaurants

  9/25/98    Domino's Pizza/ Bain          Operates more than 6,200 pizza          12.6x       0.85x   10.5x 14.1x  NM     NM   NM
             Capital                       delivery stores in 64 international
                                           markets

  4/27/98    Romacorp (unit of NPC         Operates and franchises Tony Roma's      NA         1.28x    NA   11.4x  NM     NM   NM
             International)/ Sentinel      Famous For Ribs restaurants
             Capital Partners

   4/3/98    Bertucci's/ NE                Operates 84 full-service, Italian       28.9x       0.75x   6.9x  16.9x 35.5% 35.5% 38.3%
             Restaurant Corp.              restaurants under the "Bertucci's
                                           Brick Oven Pizzeria" name

 10/21/97    Dairy Queen International/    Franchises more than 6,000 Dairy        14.1x       1.40x   8.8x  9.8x  11.9%  6.9% 11.9%
             Berkshire Hathaway            Queen, Orange Julius, Karmelkorn
                                           and Golden Skillet stores

   8/4/97    Perkins Family Restaurants    Owns, operates and franchises            NM         1.10x   7.9x  14.5x 28.7% 27.3% 30.2%
             LP/Restaurant Co.             family-style restaurants

  4/19/96    Bayport Restaurant            Owns and operates 17 "Crab House        21.4x       1.23x   13.5x 18.6x 10.5% 28.6% 19.9%
             Group/ Landry's Seafood       Seafood" restaurants in Florida,
             Restaurants                   Georgia and South Carolina

                                                                     --------------------------------------------------------------
                                                                           Mean   17.6x       1.05x   8.1x  12.4x 22.8% 24.0% 31.7%
                                                                         Median   16.5x       1.10x   8.0x  11.4x 21.5% 27.3% 31.3%
                                                                           High   28.9x       1.97x   13.5x 18.6x 38.6% 35.5% 52.0%
                                                                            Low   12.2x       0.46x   4.1x  7.1x  10.5%  6.9% 11.9%
                                                                     --------------------------------------------------------------

Notes:
---------------------------------------
N.B. Financial information excludes one-time charges and discontinued operations. Equity and enterprise values represent the implied value of the entire company.

DISCOUNTED CASH FLOW ANALYSIS - MANAGEMENT CASE



($US in Millions, Except per Share Data)

                                                   5.0x                      5.5x                       6.0x
TERMINAL EBITDA MULTIPLE                  ----------------------    ----------------------     ---------------------

DISCOUNT RATE                             8.5%    9.5%     10.5%    8.5%     9.5%     10.5%    8.5%    9.5%     10.5%
                                          ----    ----     -----    ----     -----    -----    ----    ----     -----
     Present Value of Cash Flows: (1)
      2002E - 2006E                        44.6     43.6     42.6     44.6     43.6     42.6    44.6     43.6     42.6
      Terminus                            148.9    142.3    135.9    163.8    156.5    149.5   178.7    170.7    163.1
      Other                                 0.0      0.0      0.0      0.0      0.0      0.0     0.0      0.0      0.0
                                         ------   ------   ------   ------   ------   ------  ------   ------   ------
     ENTERPRISE VALUE                    $193.5   $185.8   $178.5   $208.4   $200.1   $192.1  $223.3   $214.3   $205.7

     NET DEBT                             $99.9    $99.9    $99.9    $99.9    $99.9    $99.9   $99.9    $99.9    $99.9
                                         ------   ------   ------   ------   ------   ------  ------   ------   ------
     EQUITY VALUE                         $93.7    $86.0    $78.7   $108.6   $100.2    $92.3  $123.4   $114.4   $105.8
                                         ======   ======   ======   ======   ======   ======  ======   ======   ======
----------------------------------------------------------------------------------------------------------------------
     VALUE PER SHARE(2)                  $21.03   $19.59   $18.22   $23.82   $22.25   $20.77  $26.61   $24.92   $23.31
----------------------------------------------------------------------------------------------------------------------
     TERMINAL VALUE ANALYSIS

% Value in Terminus                       77.0%    76.6%    76.1%    78.6%    78.2%    77.8%   80.0%    79.7%    79.3%

     IMPLIED TERMINAL MULTIPLES
      FY 2006E Revenues                   0.66x    0.66x    0.66x    0.72x    0.72x    0.72x   0.79x    0.79x    0.79x
      FY 2006E EBITDA                      5.0x     5.0x     5.0x     5.5x     5.5x     5.5x    6.0x     6.0x     6.0x
      FY 2006E EBIT                        7.9x     7.9x     7.9x     8.7x     8.7x     8.7x    9.5x     9.5x     9.5x
      Perpetual Growth Rate                2.3%     3.2%     4.2%     2.9%     3.8%     4.7%    3.3%     4.2%     5.2%

     IMPLIED VALUATION MULTIPLES
     Enterprise Value /
      FY 2001E Revenues                   0.82x    0.79x    0.75x    0.88x    0.85x    0.81x   0.94x    0.91x    0.87x
      FY 2001E EBITDA                      7.6x     7.3x     7.0x     8.2x     7.8x     7.5x    8.7x     8.4x     8.0x
      FY 2001E EBIT                       15.0x    14.4x    13.8x    16.2x    15.5x    14.9x   17.3x    16.6x    16.0x

Notes:
---------------------------------------
N.B. This analysis assumes the mid-period convention that cash flows occur at the middle of the period.
(1) Valuation is as of 1/1/02.
(2) Fully diluted shares calculated by using the treasury method and
    4.18 million primary shares outstanding.

DISCOUNTED CASH FLOW ANALYSIS - ADJUSTED MANAGEMENT CASE




($US in Millions, Except per Share Data)

                                                   ---------------------   ---------------------  ---------------------
TERMINAL EBITDA MULTIPLE                                   5.0x                    5.5x                   6.0x
                                                   ---------------------   ---------------------  ---------------------
DISCOUNT RATE                                         8.5%    9.5%  10.5%     8.5%   9.5%   10.5%    8.5%    9.5%  10.5%
                                                   -------  ------  -----  ------- -----   -----   -----   -----  -----
     Present Value of Cash Flows: (1)
      2002E - 2006E                                  33.0    32.2   31.5     33.0   32.2    31.5    33.0    32.2   31.5
      Terminus                                      124.0   118.4  113.1    136.4  130.2   124.5   148.8   142.1  135.8
      Other                                           0.0     0.0    0.0      0.0    0.0     0.0     0.0     0.0    0.0
                                                   ------  ------  ------  ------  ------ ------  ------  ------  ------
     ENTERPRISE VALUE                              $157.0  $150.6 $144.7   $169.3 $162.5  $156.0  $181.7  $174.3 $167.3

     NET DEBT                                       $99.9   $99.9  $99.9    $99.9  $99.9   $99.9   $99.9   $99.9  $99.9
                                                   ------  ------  ------  ------  ------ ------  ------  ------  ------
     EQUITY VALUE                                   $57.1   $50.8  $44.8    $69.5  $62.6   $56.1   $81.9   $74.4  $67.4
                                                   ======  ======  ======  ======  ====== ======  ======  ======  ======
------------------------------------------------------------------------------------------------------------------------
     VALUE PER SHARE (2)                           $13.65  $12.14  $10.71  $16.50  $14.97 $13.41  $18.82  $17.43  $16.12
------------------------------------------------------------------------------------------------------------------------
     TERMINAL VALUE ANALYSIS

     % VALUE IN TERMINUS                            79.0%   78.6%  78.2%    80.5%  80.2%   79.8%   81.8%   81.5%  81.2%

     IMPLIED TERMINAL MULTIPLES
      FY 2006E Revenues                             0.60x   0.60x  0.60x    0.66x  0.66x   0.66x   0.72x   0.72x  0.72x
      FY 2006E EBITDA                                5.0x    5.0x   5.0x     5.5x   5.5x    5.5x    6.0x    6.0x   6.0x
      FY 2006E EBIT                                  8.6x    8.6x   8.6x     9.5x   9.5x    9.5x   10.4x   10.4x  10.4x
      Perpetual Growth Rate                          3.1%    4.0%   5.0%     3.6%   4.5%    5.4%    4.0%    4.9%   5.8%

     IMPLIED VALUATION MULTIPLES
     Enterprise Value /
      FY 2001E Revenues                             0.66x   0.64x  0.61x    0.72x  0.69x   0.66x   0.77x   0.74x  0.71x
      FY 2001E EBITDA                                6.1x    5.9x   5.7x     6.6x   6.4x    6.1x    7.1x    6.8x   6.5x
      FY 2001E EBIT                                 12.2x   11.7x  11.2x    13.1x  12.6x   12.1x   14.1x   13.5x  13.0x


Notes:
--------------------------
N.B. This analysis assumes the mid-period convention that cash flows occur at the middle of the period.
(1) Valuation is as of 1/1/02.
(2) Fully diluted shares calculated by using the treasury method and 4.18 million primary shares outstanding.

COST OF CAPITAL ANALYSIS - STEAKHOUSE RESTAURANTS


                                                                 Predicted       Total Debt/        Pfd/         Unlevered
                                                                   Equity           Market         Market         (Asset)
                   Company                                        Beta (1)        Equity (2)     Equity (2)         Beta
---------------------------------------------                     ---------       -----------     ----------      ---------

Outback Steakhouse (OSI)                                             0.73           1.5%           0.0%             0.718
RARE Hospitality International (RARE)                                0.83           5.5%           0.0%             0.807
Lone Star Steakhouse & Saloon (STAR)                                 0.59           0.0%           0.0%             0.588
The Smith & Wollensky Restaurant Group (SWRG)                        0.64           5.9%           0.0%             0.622

                                                                    -----------------------------------------------------
                                                        Mean        0.698           3.2%           0.0%             0.684
                                                      Median        0.685           3.5%           0.0%             0.670
                                                                    -----------------------------------------------------


               RELEVERING OF ASSET BETA BASED ON THE FOLLOWING IMPLIED CAPITAL STRUCTURES
---------------------------------------------------------------------------------------------------------------------
Total Debt/      Preferred/                     Cost of        Cost of                                     Weighted
   Market          Market       Relevered        Debt           Debt          Cost of       Cost of      Average Cost
   Equity          Equity          Beta        (Pre-Tax)     (After-Tax)     Preferred       Equity      of Capital(3)
-----------      ----------     ---------      ---------     -----------     ---------      -------      --------------
   355.3%           0.0%          2.38           7.67%          5.4%           0.0%          16.8%          7.9%
   357.8%           0.0%          2.40           8.17%          5.7%           0.0%          16.9%          8.1%
   360.3%           0.0%          2.41           8.67%          6.1%           0.0%          16.9%          8.4%
   362.8%           0.0%          2.42           9.17%          6.4%           0.0%          17.0%          8.7%
   365.3%           0.0%          2.43           9.67%          6.8%           0.0%          17.0%          9.0%
                                                                                                          --------


                                                    FORMULAS: Unlevered Beta(5)  =            Levered Beta
ASSUMPTIONS:     Risk Free Rate (4)    4.88%                                         -----------------------------
                 Market Risk Premium    5.0%                                          1 + (D/E) (1 - t) + (Pfd/E)
                 Marginal Tax Rate (t) 30.0%
                                                     Relevered Beta (5)  = Unlevered Beta * 1 + (D/E) (1 - t) + (Pfd/E)

                                                     Cost of Equity  = Risk Free Rate + Levered Beta * (Market Risk Premium)

Notes:
--------------------------
(1)  Source: Barra.
(2)  Based on share prices as of 2/15/02.
(3)  Based on after-tax cost of debt.
(4)  Current yield on a 10 year U.S. treasury bond as of 2/15/02.
(5)  D = Debt, E = Equity, t = Marginal Tax Rate, Pfd = Preferred Stock.

COMPARABLE COMPANY VALUATION - STEAKHOUSE RESTAURANTS

   ($US in Millions, Except per Share Data)


                                             Morton's          Implied           Net           Implied           Implied
Valuation Methodology   Multiple Range     Statistic(1)     Enterprise Value    Debt(2)    Equity Value     Price per Share(3)
---------------------   --------------     ------------     ----------------    -------    ------------     ------------------

ACTUAL 2001
-----------
CY 2001 EBITDA           7.0x -  9.0x         $22.9         $160.5 - $206.4      $99.9    $60.6 - $106.5    $14.50 - $25.46
CY 2002 EBITDA           5.0x -  7.0x          29.5          147.6 -  206.7       99.9     47.8 -  106.8     11.42 -  25.54

------------------------------------------------------------------------------------------------------------------------------
CY 2001 P/E             15.0x - 18.0x         $0.43         $127.2 - $132.6      $99.9    $27.3 -  $32.7     $6.52 -  $7.83
CY 2002 P/E             12.0x - 15.0x          1.37          187.6 -  209.5       99.9     87.7 -  109.6     16.42 -  20.53
------------------------------------------------------------------------------------------------------------------------------

                                                                                                  ----------------------------
                                                                                                    Mean    $12.22 - $19.84
                                                                                                  Median     12.96 -  22.99
                                                                                                    High     16.42 -  25.54
                                                                                                     Low      6.52 -   7.83
                                                                                                  ----------------------------

PRO FORMA 2001
--------------
CY 2001 EBITDA           7.0x -  9.0x         $25.6         $179.0 - $230.2      $99.9    $79.1 - $130.3    $18.92 - $31.16
CY 2002 EBITDA           5.0x -  7.0x          29.5          147.6 -  206.7       99.9     47.8 -  106.8     11.42 -  25.54

------------------------------------------------------------------------------------------------------------------------------
CY 2001 P/E             15.0x - 18.0x         $0.87         $154.5 - $165.5      $99.9    $54.7 -  $65.6    $13.07 - $15.68
CY 2002 P/E             12.0x - 15.0x          1.37          187.6 -  209.5       99.9     87.7 -  109.6     16.42 -  20.53
------------------------------------------------------------------------------------------------------------------------------

                                                                                                  ----------------------------
                                                                                                    Mean    $14.96 - $23.23
                                                                                                  Median     14.75 -  23.04
                                                                                                    High     18.92 -  31.16
                                                                                                     Low     11.42 -  15.68
                                                                                                  ----------------------------
                                                                                    ------------------------------------------
                                                                                           Summary Range     $8.00 - $15.00
                                                                                    Premium to Market(4)     15.1% - 115.8%
                                                                                    ------------------------------------------


Notes:
-------------------------------
(1) Figures based upon actual or pro forma for 2001 and the Adjusted Management Case for 2002.
(2) Includes current and long-term portions of capital lease obligations.
(3) Fully diluted shares calculated by using the treasury method and 4.18 million primary shares outstanding.
(4) Based upon Morton's stock price of $6.95 as of February 15, 2002.

COMPARABLE COMPANY TRADING ANALYSIS

($US in Millions, Except per Share Data)

                                                        DISCOUNT                                                 2001E PE /
                                                PRICE   FROM 52    EQUITY   ENTERPRISE      PRICE/EPS (1)         5-YR. EPS
          COMPANY (TICKER)                     2/15/02  WK. HIGH   VALUE      VALUE      LTM     2001E    2002E  GR. RATE(1)
                                               -------  --------   ------   ----------   ----   ------   ------  -----------
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                        $35.05    -7.7%   $2,842.1   $2,817.6    20.6x   16.9x    14.7x      1.10x
RARE Hospitality International (RARE)            25.45   -20.5%      583.9      599.0    19.7    17.9     15.4       0.89
Lone Star Steakhouse & Saloon (STAR)             18.30    -8.7%      508.6      451.1    21.8    16.9     21.8       1.30
The Smith & Wollensky Restaurant Group (SWRG)     3.82   -55.7%       36.0       31.0      NM      NM       NM         NM

                                                                               -------------------------------------------
                                                                                 Mean    20.7x   17.2x    17.3x      1.10x
                                                                               Median    20.6    16.9     15.4       1.10
                                                                               -------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (2)              $6.95   -75.2%      $29.1     $128.9    16.0x   16.0x     5.1x      1.60x
--------------------------------------------------------------------------------------------------------------------------

UPSCALE CASUAL DINING RESTAURANTS
The Cheesecake Factory (CAKE)                   $34.20    -9.6%   $1,738.7   $1,716.3    31.7x   43.3x    34.7x      1.62x
P.F. Chang's China Bistro (PFCB)                 56.63    -4.3%      741.5      711.4    50.1    36.7     28.6       1.25

                                                                               -------------------------------------------
                                                                                  Mean    40.9x   40.0x    31.6x      1.43x
                                                                               -------------------------------------------

CASUAL DINING RESTAURANTS
Darden Restaurants (DRI)                        $41.02    -2.2%   $5,263.6   $5,867.5    24.3x   23.4x    20.3x      1.46x
Brinker International (EAT)                      31.65    -6.7%    3,267.0    3,536.2    21.2    20.7     17.9       1.30
CBRL Group (CBRL)                                32.25    -1.5%    1,917.3    2,039.9    23.9    22.8     19.4       1.54
Ruby Tuesday (RI)                                20.79   -18.0%    1,422.5    1,430.7    20.0    20.1     16.8       1.00
Applebee's International (APPB)                  33.80   -11.3%    1,268.5    1,334.1    13.1    18.7     16.0       1.26
Landry's Seafood Restaurants (LNY)               23.40    -4.1%      545.8      692.8    19.7    20.2     17.9       1.61

                                                                               -------------------------------------------
                                                                                 Mean    20.4x   21.0x    18.1x      1.36x
                                                                               Median    20.6    20.5     17.9       1.38
                                                                               -------------------------------------------
                                                                     ENTERPRISE VALUE /
                                                     REVENUE              EBITDA (3)               EBIT
          COMPANY (TICKER)                     LTM     2001E   2002E   LTM    2001E  2002E   LTM     2001E   2002E
                                               ----    -----   -----   ---    -----  -----   ---     -----   -----
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                       1.37x   1.33x   1.20x   9.3x    9.2x   8.1x   12.0x   11.8x   10.3x
RARE Hospitality International (RARE)          1.16    1.12    1.01    8.7     8.6    7.9    13.4    13.2    12.3
Lone Star Steakhouse & Saloon (STAR)           0.77    0.75    0.73    7.9     7.8    5.3    15.8    12.3     9.5
The Smith & Wollensky Restaurant Group (SWRG)  0.40    0.44    0.40     NM      NM     NM      NM      NM      NM
                                       ---------------------------------------------------------------------------
                                         Mean  0.92x   0.91x   0.84x   8.7x    8.5x   7.1x   13.7x   12.4x   10.7x
                                       Median  0.96    0.94    0.87    8.7     8.6    7.9    13.4    12.3    10.3
                                       ---------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (2)            0.54x   0.54x   0.52x   5.6x    5.6x   4.4x   12.6x   12.6x    7.5x
-------------------------------------------------------------------------------------------------------------------

UPSCALE CASUAL DINING RESTAURANTS
The Cheesecake Factory (CAKE)                  3.33x   3.18x   2.61x  22.4x   21.5x  16.9x   32.5x   31.0x   23.3x
P.F. Chang's China Bistro (PFCB)               2.39    2.23    1.76   17.2    16.1   12.6    26.9    25.6    19.3
                                       ----------------------------------------------------------------------------
                                         Mean  2.86x   2.71x   2.19x  19.8x   18.8x  14.7x   29.7x   28.3x   21.3x
                                       ----------------------------------------------------------------------------

CASUAL DINING RESTAURANTS
Darden Restaurants (DRI)                       1.41x   1.39x   1.30x  11.5x   11.2x  10.1x   16.6x   16.1x   14.2x
Brinker International (EAT)                    1.31    1.31    1.14   10.0     9.8    8.5    14.6    14.3    12.4
CBRL Group (CBRL)                              1.02    1.02    0.97   10.4    10.1    9.2    15.5    15.0    13.5
Ruby Tuesday (RI)                              1.81    1.77      NA   10.9    10.7     NA    14.5    14.4      NA
Applebee's International (APPB)                1.80    1.80    1.63    8.7     8.6    7.5    11.9    11.7    10.0
Landry's Seafood Restaurants (LNY)             0.95    0.92    0.90    8.3     8.0    7.5    16.2    14.4    13.4

                                      ---------------------------------------------------------------------------
                                         Mean  1.38x   1.37x   1.19x  10.0x    9.7x   8.6x   14.9x   14.3x   12.7x
                                       Median  1.36    1.35    1.14   10.2    10.0    8.5    15.0    14.4    13.4
                                       ---------------------------------------------------------------------------

Notes:
-----------------------
N.B.  Estimates from recent research reports unless noted otherwise.
(1) Source:  IBES estimates as of February 2002.
(2) 2001 figures are actual. Morton's estimates, other than its long-term EPS growth rate, are based upon the Adjusted Management Case.
(3) EBITDA figures do not include the deduction of pre-opening restaurant expenses; however, EBIT figures do include the deduction.

COMPARABLE COMPANY OPERATING ANALYSIS

($US in Millions)

                                                                                      5-YEAR EPS
                                              EQUITY  ENTERPRISE  SALES    EBITDA (1)   GROWTH
COMPANY (TICKER)                              VALUE     VALUE     2001E      2001E     RATE (2)
------------------------------------------   --------  --------  --------  -------    ----------
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                     $2,842.1   $2,817.6 $2,125.5   $305.8     15.4%
RARE Hospitality International (RARE)           583.9      599.0    534.5     70.0     20.1%
Lone Star Steakhouse & Saloon (STAR)            508.6      451.1    598.0     57.5     13.0%
The Smith & Wollensky Restaurant Group (SWRG)    36.0       31.0     70.6      1.1     25.0%
                                                                            --------------------
                                                                               Mean    18.4%
                                                                             Median    17.8%
                                                                            --------------------
------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (3)             $29.1     $128.9   $237.1    $22.9     10.0%
------------------------------------------------------------------------------------------------

UPSCALE CASUAL DINING RESTAURANTS
The Cheesecake Factory (CAKE)                $1,738.7   $1,716.3   $539.1    $80.0     26.8%
P.F. Chang's China Bistro (PFCB)                741.5      711.4    318.9     44.2     29.4%
                                                                             -------------------
                                                                               Mean    28.1%
                                                                             -------------------
CASUAL DINING RESTAURANTS
Darden Restaurants (DRI)                     $5,263.6   $5,867.5 $4,206.6   $521.7     16.0%
Brinker International (EAT)                   3,267.0    3,536.2  2,707.0    359.6     16.0%
CBRL Group (CBRL)                             1,917.3    2,039.9  1,992.5    202.1     14.8%
Ruby Tuesday (RI)                             1,422.5    1,430.7    809.5    133.7     20.0%
Applebee's International (APPB)               1,268.5    1,334.1    742.8    155.1     14.8%
Landry's Seafood Restaurants (LNY)              545.8      692.8    750.6     87.1     12.5%
                                                                            --------------------
                                                                               Mean    15.7%
                                                                             Median    15.4%
                                                                             -------------------
                                                                   OPERATING MARGINS             TOTAL DEBT/
                                                          EBITDA(1)                EBIT            2001E     % PUBLIC
COMPANY (TICKER)                                     LTM   2001E   2002E   LTM    2001E   2002E    EBITDA      FLOAT
-------------------------------------------          ---   -----   -----   ---    -----   -----    ------    --------
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                            14.6%  14.4%   14.7%  11.4%   11.3%   11.6%    0.14x      85.5%
RARE Hospitality International (RARE)               13.3%  13.1%   12.9%   8.7%    8.5%    8.3%    0.46x      95.1%
Lone Star Steakhouse & Saloon (STAR)                 9.7%   9.6%   13.7%   4.9%    6.1%    7.6%    0.00x      94.5%
The Smith & Wollensky Restaurant Group (SWRG)        3.0%   1.5%    4.2%  -0.9%   -2.6%    0.1%    1.94x      78.4%
                                           ---------------------------------------------------------------------------
                                             Mean   10.1%   9.7%   11.4%   6.0%    5.8%    6.9%    0.64x      88.4%
                                           Median   11.5%  11.4%   13.3%   6.8%    7.3%    8.0%    0.30x      90.0%
                                           ---------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (3)                  9.7%   9.7%   12.0%   4.3%    4.3%    7.0%    4.57x      80.8%
----------------------------------------------------------------------------------------------------------------------

UPSCALE CASUAL DINING RESTAURANTS
The Cheesecake Factory (CAKE)                       14.8%  14.8%   15.5%  10.2%   10.3%   11.2%    0.00x      81.5%
P.F. Chang's China Bistro (PFCB)                    13.9%  13.9%   14.0%   8.9%    8.7%    9.2%    0.08x      89.2%
                                           ---------------------------------------------------------------------------
                                             Mean   14.4%  14.4%   14.7%   9.6%    9.5%   10.2%    0.04x      85.4%
                                           ---------------------------------------------------------------------------

CASUAL DINING RESTAURANTS
Darden Restaurants (DRI)                            12.2%  12.4%   12.9%   8.5%    8.7%    9.1%    1.20x      98.9%
Brinker International (EAT)                         13.1%  13.3%   13.4%   9.0%    9.2%    9.2%    0.79x      98.7%
CBRL Group (CBRL)                                    9.8%  10.1%   10.5%   6.6%    6.8%    7.2%    0.67x      96.5%
Ruby Tuesday (RI)                                   16.6%  16.5%     NA   12.5%   12.3%     NA     0.18x      96.8%
Applebee's International (APPB)                     20.6%  20.9%   21.8%  15.2%   15.3%   16.2%    0.52x      93.0%
Landry's Seafood Restaurants (LNY)                  11.4%    NA      NA    5.9%     NA      NA       NA       66.1%

                                           ---------------------------------------------------------------------------
                                             Mean   13.9%  14.6%   14.6%   9.6%   10.4%   10.4%    0.67x      91.7%
                                           Median   12.7%  13.3%   13.2%   8.7%    9.2%    9.2%    0.67x      96.6%
                                           ---------------------------------------------------------------------------

Notes:
-----------------------
N.B. Estimates from research unless noted otherwise. Estimates and operating margins reflect calendar year figures.
(1) EBITDA figures do not include the deduction of pre-opening restaurant expenses; however, EBIT figures do include the deduction.
(2) Growth rate projections based upon February IBES estimates.
(3) 2001 figures are actual. Morton's estimates, other than its long-term EPS growth rate, are based upon the Adjusted Management Case.

-----------------------------------------------------------------------------
                   SECTION IV:  CONCLUSIONS AND OBSERVATIONS
-----------------------------------------------------------------------------

CONCLUSIONS AND OBSERVATIONS


- As discussed in previous Board presentations, the Company continues to trade at a discount to its peers:

         - Leverage: Assumption of debt for growth and share repurchases, coupled with recent industry downturn, has left the Company with $99.9 million of net debt and a 4.57x trailing debt/EBITDA ratio. Steakhouse restaurant comparables currently average $18.0 million of net cash and a debt/EBITDA ratio of 0.64x.

         - Liquidity: The Company has 4.18 million shares outstanding, and its average trailing twelve-month daily trading volume indicates that shares turn over once every 168 days. This compares with an average of 32.7 million shares outstanding and 125 days required for full turnover among steakhouse comparables.

         - Scale: In calendar 2001, the Company achieved $237 million of revenue and $22.9 of EBITDA compared with an average of $832 million and $109 million, respectively, among comparables. The Company's trailing twelve-month average market capitalization was $68 million, compared with $765 million for its comparables.

- The events of the last year, and the last few months in particular, highlight the issues discussed above and hence increase pressure on the Company to consider alternatives that would enhance value for current shareholders:

         - Leverage: The Company's current debt level is high relative to the current operating environment, and the risk of covenant defaults has increased the risk of financial distress.

         - Liquidity: Recent disclosure by the Company that it is below NYSE continued listing standards implies further liquidity issues for shareholders and is likely to increase support for an attractive strategic alternative. Further availability of debt or equity capital is unlikely in the current environment with the existing structure.

         - Scale: Outback Steakhouse, RARE Hospitality, and Lone Star Steakhouse - the steakhouse comparables with more significant scale - have benefited from their size and scale in the downturn.

CONCLUSIONS AND OBSERVATIONS

- The offer from Castle-Harlan received on February 15, 2002 should be given careful consideration.

         - Analysis conducted by Greenhill suggests that a $12.00 per share offer is on the lower limit of the valuation range, although it represents a 73% premium to February 15, 2001 closing price of $6.95.

         - Timetable provided as part of the proposal indicates a willingness to move forward quickly toward closing. Letters from Wachovia and Fleet mitigate financing risk.

         - Financing proposal indicates that equity capital would comprise 40% of pro forma total capitalization.

- Greenhill recommends that the Company enter into negotiations with Castle Harlan regarding its proposal.

         - Discussions should commence as soon as practicable, and should initially focus on increasing the offer price. Outcome of these discussions should be considered relative to the risks of a go-it-alone strategy.

         - Upon agreement on the price, a Letter of Intent would be signed providing some period of exclusivity and evidencing basic agreement of terms. Castle Harlan would then begin confirmatory due diligence.

         - Timetable suggested by Castle Harlan is as follows: Week of March 25, complete due diligence and sign definitive agreement; Early/Mid April, file proxy statement and liquor license applications; Early/Mid July, review June financials; Mid July, receive liquor licenses, complete Hart-Scott filing, and close financing and acquisition.

-----------------------------------------------------------------------------
                                     APPENDIX
-----------------------------------------------------------------------------

[Castle Harlan, Inc. Letterhead]                              TEL (212) 644-8600
150 East 58th St. New York, NY 10153                          FAX (212) 207-8042


                                                               February 15, 2002

                                  CONFIDENTIAL

Greenhill & Co., LLC
300 Park Avenue
23rd Floor
New York, NY 10022

Attention:      Mr. Timothy M. George
                Managing Director
                Tel:  (212) 389-1530

Dear Mr. George:

         Castle Harlan, Inc. ("Castle Harlan") on behalf of Castle Harlan Partners III, L.P. ("CHP") is pleased to submit this proposal to acquire, through an affiliated entity, the issued and outstanding capital stock of Morton's Restaurant Group, Inc. (the "Company").

         We believe that Castle Harlan's proposal should be attractive to the Company's shareholders. Castle Harlan would be a financial buyer and this should eliminate any issues that may otherwise arise in connection with a transaction with a strategic buyer. Our proposal is not conditioned on refinancing the existing senior bank debt. We intend to continue working with the Company's existing senior bank group to provide for the appropriate capital structure, which should minimize the risks associated with financing this transaction. Since its inception in 1987, Castle Harlan has completed acquisitions of companies with a total purchase price of approximately $5.0 billion. We have a long history of supporting premier companies and excellent management teams. We have been impressed with the management of the Company and believe that the Company possesses many attractive attributes consistent with our investment philosophy. We are keenly interested in moving forward in this process.

A.       PURCHASE PRICE AND STRUCTURE.

         The purchase price is $12.00 in cash per share of common stock of the Company, which represents an 82% premium to the Company's current stock price of $6.60 per share (as of 2/14/02). As you know, we are impressed by the Company's management team and, at the appropriate time, would want to discuss their continuing participation in the Company following the acquisition.

B.       AGREEMENTS.

         We have attached as EXHIBIT I to this proposal a markup (clean and blacklined version) of the draft Merger Agreement previously provided to us. You will note that although we have a

Mr. Timothy M. George                              [Logo of Castle Harlan, Inc.]
February 15, 2002
Page 2


number of substantive comments on the draft Merger Agreement, we are confident that these issues can be resolved to the parties' mutual satisfaction.

C.       TIMETABLE AND REMAINING DUE DILIGENCE.

         We have invested a significant amount of time and effort in this important transaction for CHP. We believe that our familiarity with the business and the amount of due diligence already completed by our group will allow us to expeditiously conclude this transaction. We anticipate that the remainder of Castle Harlan's business and legal due diligence will be confirmatory in nature and that the accounting, environmental and insurance due diligence will be satisfactorily completed. We believe that we can complete our diligence (including providing the existing senior bank group with a financial and operating due diligence report to be prepared by our accountants, as contemplated by Part D of this proposal and the letter attached as Exhibit II to this proposal) and negotiate the definitive Merger Agreement (and related documentation) by the week of March 25th. We would then work diligently with the Company to file and clear a proxy statement with the SEC with a view to obtaining the requisite shareholder vote within twelve (12) weeks of the initial filing of the proxy statement. During this time, we would also work diligently with the Company to obtain all necessary liquor licenses, landlord consents, landlord estoppels and other material consents with respect to the transaction. Due to our prior association with the Company and our extensive restaurant investments, we believe that liquor licensing authorities will move promptly to approve our applications. We would simultaneously work with the existing senior bank group to obtain its consent to the transaction. We would thereafter look to close the transaction as promptly as practicable.

EXPECTED TIMETABLE

February 15            Receive proposal.

February 22            Sign Letter of Intent providing a period of exclusivity and evidencing basic agreement of terms.
February 25            Begin confirmatory due diligence.

Week of March 25       Sign definitive agreement.  All due diligence complete.

Early to mid-April     Initial filing of proxy statement.  Liquor license applications filed.
Early to mid-July      Receipt of June financial statements and accountants review.

Mid-July               Liquor licenses received.  Closing of financing and acquisition,
                       Hart-Scott filing complete.

D.       SOURCES OF FINANCING.

         Our anticipated financing is through a series of amendments to the Company's current arrangements with its existing bank group and other (including mortgage and equipment) lenders. Attached as EXHIBIT II to this proposal is a letter indicating the basic terms and

Mr. Timothy M. George                              [Logo of Castle Harlan, Inc.]
February 15, 2002
Page 3


conditions under which Wachovia Securities' ("Wachovia") has indicated it would support these amendments. Attached as EXHIBIT III to this proposal is a letter from Fleet National Bank ("Fleet") which indicates its agreement in concept. With the support of Wachovia and Fleet, we would need the consent of any one of the three other lenders in the Company's current senior bank group. We also intend to leave the Company's existing mortgages and leases, estimated to be approximately $29 million, in place. Sources and uses with respect to this transaction are expected to be as follows:

         USE OF FUNDS (IN MILLIONS):                   SOURCE OF FUNDS (IN MILLIONS):

         Purchase of Equity              $  50.4       Existing Cash                   $  3.0
         Portion of Senior Debt Retired     10.0       Equity                            67.9
         Transaction Expenses               10.5

         TOTAL USES:                     $  70.9       TOTAL SOURCES:                  $ 70.9

E.       CONDITIONS TO CLOSING.

         Closing would require satisfactory completion of, among other things, the following:

         o Satisfactory confirmation that year-to-date Consolidated EBITDA is no less than the Company's budget (attached as EXHIBIT IV) through the month ending immediately prior to closing;
         o Satisfactory completion of confirmatory due diligence (including third-party legal, accounting, environmental and insurance diligence);
         o Receipt of requisite consents from the existing senior bank group and mortgage and equipment lenders and negotiation of the definitive documentation relating thereto;
         o Negotiation of the definitive Merger Agreement (to the extent our mark-up thereof is not acceptable);
         o Receipt of governmental approvals necessary to maintain the Company's liquor licenses, in place following the acquisition;
         o        HSR approval; and
         o        No material adverse change in the business.

F.       CONTACTS.

         We look forward to the opportunity to discuss our proposal with you. Please feel free to contact either of the following individuals with any comments or questions you may have with respect to this proposal:

            David B. Pittaway                   Gregory Pryor (Counsel)
            Castle Harlan, Inc.                 White & Case LLP
            212-317-6440 (Office)               212-819-8389 (Office)
            212-207-8042 (Fax)                  212-354-8113 (Fax)

         This proposal (and its contents and attachments) is being made on the express condition that you and the Company maintain the confidentiality thereof. This proposal will terminate if you or the Company or any of your or the Company's respective affiliates or representatives discloses the existence or terms of this proposal or any negotiations between us, or the identity of the parties hereto, to any person or entity (other than the Company's directors, employees and

Mr. Timothy M. George                              [Logo of Castle Harlan, Inc.]
February 15, 2002
Page 4


advisors of the Company directly responsible for the transaction) prior to the execution of definitive documentation, in each case without our prior written consent.

         Except for the matters set forth in the immediately preceding paragraph and in the following paragraph, this proposal does not constitute a binding commitment with respect to any transaction. A binding commitment with respect to a transaction will result only from execution of a definitive transaction agreement and related agreements. Our proposal will remain in effect through 5:00 P.M. (New York City time) on Friday, February 22, 2002.

         By accepting this proposal, the Company agrees to provide us with exclusivity to carry out our confirmatory due diligence and to conclude and sign the definitive transaction agreements and in connection with the foregoing, the Company agrees immediately upon accepting this proposal to cease and cause to be terminated any and all existing discussions, negotiations and communications with any and all persons or entities (other than us) with respect to any Proposal (as defined below). This exclusivity will continue until 45 days from the Company's acceptance of this proposal. Until that time the Company agrees not to, and shall cause its affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and any controlling persons or entities not to, directly or indirectly, solicit or engage in discussions or negotiations with third parties, entertain offers, inquiries, proposals or discussions, or enter into agreements (including any letter of intent) involving any transaction that has as its purpose a business combination involving or disposing of the whole or part of the Company or any of its subsidiaries or any other transaction that would make the transaction contemplated by this letter unfeasible or impractical (each, a "Proposal") or provide information to any other person or entity regarding the Company or any of its subsidiaries (except in the ordinary course of business) or the transaction contemplated hereby. In the event you or the Company receives any such Proposal, you or the Company will immediately inform CHP and provide CHP with the details thereof, including a copy of any Proposal that is in writing.

         If any questions arise in your review of this proposal, please do not hesitate to call me. In addition, any questions related to legal matters can be addressed to Gregory Pryor (of White & Case LLP).

Mr. Timothy M. George                              [Logo of Castle Harlan, Inc.]
February 15, 2002
Page 5


         If the Company is in agreement with the terms of this letter and desires to proceed on that basis, then kindly arrange to have the enclosed duplicate of this letter executed by an authorized representative of the Company and returned to us. Upon receipt of the executed duplicate of this letter (including by way of fax), we will proceed expeditiously in the matter herein contemplated.

                                  Sincerely,

                                  CASTLE HARLAN PARTNERS III, L.P.
                                  By: Castle Harlan, Inc., as investment Manager


                                  By: /s/ DAVID B. PITTAWAY
                                      ------------------------------------------
                                      David B. Pittaway
                                      Senior Managing Director

ENCLOSURES

Accepted and Agreed as of
February ___, 2002:

MORTON'S RESTAURANT GROUP, INC.

By:
   ----------------------------
   Name:
   Title: